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                                               Robotic Vision Systems, Inc.

                                                               Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT
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We consent to the use in this Registration Statement of Robotic Vision
Systems, Inc. on Form S-4 of our report dated December 14, 1994, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Financial Data of RVSI" and "Experts" in such Prospectus.


Deloitte & Touche LLP

Jericho, New York
May 25, 1995